UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2006

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2006, Workstream Inc. (the “Company”) entered into a Loan and Security Agreement with Hilco Financial, LLC (“Hilco”) pursuant to which the Company will borrow $15,000,000 from Hilco. Interest on the loan will be due monthly at a rate of prime plus 2.5% per annum for the initial 180 days and at a rate of prime plus 3.5% per annum for the remainder of the loan. The term of the loan will be 545 days from the date of closing and may be prepaid at the option of the Company without penalty. Upon repayment of the loan for any reason, the Company will be required to pay to Hilco an additional payment such that Hilco receives an internal rate of return of 30% per annum during the initial 180 days of the loan and 40% per annum during the remainder of the term of the loan. The loan contains various financial covenants that will require the Company to maintain at all times at least $15,000,000 of qualified accounts receivable and cash and to maintain cash of at least $10,000,000.

In connection with the loan, at closing the Company will issue Hilco a Warrant to purchase 2,750,000 shares of the Company’s common shares at an exercise price of $.01 per share, giving rise to an original issue discount on the loan. The Warrant is exercisable within five years from the closing date.

Upon the closing of the loan, the Company will enter into a Registration Rights Agreement pursuant to which the Company will generally agree: (a) to file a registration statement within 45 days of the closing date of the loan to register for resale the shares issuable upon exercise of the Warrants, (b) to have such registration statement declared effective within 120 days of the closing date of the loan, and (c) to maintain the effectiveness of the aforementioned registration statement until the earlier of (i) the date as of which the holder may sell all of the shares underlying the Warrant without restriction pursuant to Rule 144(k) under the Securities Act of 1933, or (ii) the date on which the holder of the shares underlying the Warrant shall have sold all of the shares covered by such registration statement. If the Company fails to comply with the foregoing, the Company must pay to the holder of the shares an amount in cash equal to 2% of the initial aggregate principal amount of the notes issued under the Loan and Security Agreement on the closing date with respect to each thirty-day period occurring after any breach of the foregoing (in each case, pro rated for periods totaling less than thirty days).

In connection with the loan, the Company and Hilco entered into a Transaction Agreement which describes and governs the overall loan transaction between the Company and Hilco and the general obligations of each party thereto. The Transaction Agreement also contains detailed representations and warranties of the parties with respect to the overall loan transaction.

A copy of each of the Loan and Security Agreement, form of Warrant, form of Registration Rights Agreement and Transaction Agreement is attached as Exhibit 10.1, 4.1, 4.2 and 10.2, respectively, each of which is incorporated herein by reference. The descriptions contained herein are qualified by reference to the documents attached hereto.

On September 28, 2006, the Company issued a press release announcing that it had entered into the Loan and Security Agreement. The full text of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant

4.2	Form of Registration Rights Agreement between the Company and Hilco

10.1	Loan and Security Agreement dated as of September 28, 2006 among Workstream USA, Inc., Paula Allen Holdings, Inc., the Omni Partners, Inc., 6figurejobs.com, Inc., the Company and Hilco

10.2	Transaction Agreement dated as of September 28, 2006 between the Company and Hilco

99.1	Press release issued by the Company on September 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: October 4, 2006	By:	/s/ Michael Mullarkey
Name: Michael Mullarkey Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Registration Rights Agreement between the Company and Hilco

10.1	Loan and Security Agreement dated as of September 28, 2006 among Workstream USA, Inc., Paula Allen Holdings, Inc., the Omni Partners, Inc., 6figurejobs.com, Inc., the Company and Hilco

10.2	Transaction Agreement dated as of September 28, 2006 between the Company and Hilco

99.1	Press release issued by the Company on September 28, 2006